UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of report (Date of Earliest Event Reported: (10-15-2001)


                      GENERAL MOTORS ACCEPTANCE CORPORATION
               --------------------------------------------------
               (Exact name of registrant specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                1-3754                             38-0572512
       -------------------------       ------------------------------------
        (Commission File No.)          (I.R.S. Employer Identification No.)


              200 Renaissance Center, Detroit, Michigan 48265-2000
              ----------------------------------------------------

                                  313-665-6266
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

   General Motors Corporation Ratings Lowered; Off CreditWatch; Outlook Stable

On October 15, 2001, Standard & Poor's lowered its ratings on General Motors Corporation (GM) and their related entities. All of GM's ratings are removed from CreditWatch, where they were placed on August 17, 2001. Standard & Poor' has revised the outlook for GM from CreditWatch with negative implications to stable.

Standard & Poor's stated its downgrade reflects concerns about the long-range profit potential of GM in light of secular deterioration in industry fundamentals. Standard & Poor's also stated intensifying price competition in the companies' core North American market has resulted in significant declines in profitability this year, notwithstanding industry demand that has been far stronger than previously assumed. Standard & Poor's says this bodes ill for the company's future financial performance, if--as Standard & Poor's now anticipates--a more pronounced cyclical downturn unfolds.

Moreover, Standard & Poor's believes GM faces the prospect of diminished earnings contributions from their sport utility vehicles and pickup trucks, which have accounted for a disproportionately large share of overall profits, given the ongoing proliferation of competing product entries, coupled with slower demand growth.

Standard & Poor's also stated that in order to better confront these challenges, GM is accelerating its cost cutting efforts in North America--which Standard & Poor's believes could entail costly rationalization of production capacity--while also seeking to enhance the effectiveness of their new product development activities. According to Standard & Poor's, it is highly uncertain if such actions will be sufficient to overcome adverse industry developments..

Standard & Poor's believes GM is diversified geographically. However, Standard & Poor's says GM's non-North American automotive operations are currently not meaningful contributors to earnings or cash flow, and this is likely to remain the case for the next few years. Also, Standard & Poor's said GM's European operations have generated heavy losses since mid-2000, and management has indicated that an extensive restructuring plan is currently being developed. Further, Standard & Poor's said the economic environment in Latin America is deteriorating, and this will likely preclude further recovery of the important Brazilian market.

Additionally, Standard and Poor's believes weaker operating cash flow, coupled with acquisitions and distributions to shareholders, have resulted in a significant reduction in the liquidity position of GM. Moreover, Standard & Poor's stated GM has large unfunded benefit obligations. Also, Standard & Poor's believes a particular concern for GM is the option of Fiat SpA to put to GM its remaining 80% stake in its unit, Fiat Auto, starting in 2004. (GM acquired 20% of Fiat Auto last year for $2.4 billion.) Standard & Poor's had viewed GM's remaining 33% ownership interest in Hughes Electronics Corporation as an important potential source of liquidity, but the value of this stake has eroded drastically in recent months.

According to Standard & Poor's, further rating changes within the next few years are unlikely. Standard & Poor's stated the current ratings take into account the expectation that financial performance could be relatively weak for a sustained period, but also incorporate the assumption that restructuring actions will eventually restore earnings and cash flow to more acceptable levels. In conclusion, Standard & Poor's stated although GM is expected to have diminished access to the commercial paper market, their overall financial flexibility continues to be above average because of their remaining cash positions, ample contractually committed credit facilities, exceptional capital markets access, and ability to securitize finance assets.

RATINGS LOWERED AND REMOVED FROM CREDITWATCH

                                                     To                From
General Motors Corporation
         Corporate credit rating                     BBB+              A
         Short-term corporate credit rating          A-2               A-1
         Senior unsecured debt                       BBB+              A
         Equipment trust certificates                BBB+              A
         Commercial paper                   A-2               A-1
         Senior unsecured shelf debt (perlim.)       BBB+              A

General Motors Acceptance Corporation
         Corporate credit rating                     BBB+              A
         Short-term corporate credit rating          A-2               A-1
         Senior unsecured debt                       BBB+              A
         Commercial paper                   A-2               A-1
         Senior unsecured shelf debt (prelim.)       BBB+              A


Standard & Poor's Commercial Paper Rating Definitions

A-2 Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated `A-1'.


BBB+ Debt rated `BBB' is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.


                                     # # # #



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.



                                   GENERAL MOTORS ACCEPTANCE CORPORATION
                                   ----------------------------------------
                                              (Registrant)


Dated:  October 16, 2001           By  s/  GERALD E. GROSS
                                   ----------------------------------------
                                          (Gerald E. Gross, Controller)